Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-26575, 333-80185 and 333-66729) of 99 Cents Only Stores of our reports dated February 27, 2004, except for Note 2 as to which the date is July 18, 2005, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
September 6, 2005